SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K12G3

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2005

ADEPT TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27122	94-2900635
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Triad Drive Livermore, CA	94550
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 245-3400

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Reincorporation Merger/Merger Agreement

As described in Item 8.01 below, on November 4, 2005, Adept-California reincorporated from California into Delaware by merging with and into its wholly owned subsidiary Adept-Delaware, as contemplated by a merger agreement between the parties. The merger agreement is attached as an exhibit to this Current Report on Form 8-K12G3. As a result of the merger, each share of Adept-California’s common stock, no par value per share, was automatically converted into one share of Adept-Delaware’s common stock, par value $0.001 per share, and each previously issued and outstanding share of Adept-Delaware common stock was cancelled.

Director Indemnification Agreements

On November 4, 2005, in connection with the reincorporation of Adept in Delaware, each of Adept’s directors entered into an indemnification agreement with Adept-Delaware. Each of the agreements is substantially in the same form as the others and confers upon the signatory certain rights of indemnification and payment of expenses by Adept-Delaware. Those rights include the right to indemnification to the fullest extent permitted by the Delaware General Corporation Law. The form of the new indemnification agreements is attached as an exhibit to this Current Report on Form 8-K12G3. The new indemnification agreements will govern the indemnification arrangements between Adept and its directors and supersede the pre-existing arrangements with Adept-California as a result of the reincorporation to Delaware; provided that, the California indemnification agreements will remain in full force and effect with respect to events prior to the effective date of the reincorporation. Additional information regarding Adept’s reincorporation in Delaware is provided in Section 8.01 below.

Item 3.03.	Material Modification to Rights of Security Holders.

As described in Item 8.01 below, on November 4, 2005, Adept-California reincorporated from California into Delaware by merging with and into its wholly owned subsidiary, Adept-Delaware.

Pursuant to the reincorporation, (i) each share of common stock, no par value, of Adept-California issued and outstanding was converted into a share of common stock, $0.001 par value, of Adept-Delaware; and (ii) each option, warrant, convertible note or other right to acquire shares of Adept-California’s common was converted into and became an equivalent option, warrant, convertible note or other right to acquire an equal number of shares of Adept-Delaware’s common stock on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Adept-California option, warrant or stock acquisition right immediately prior to the reincorporation. Shareholders of Adept-California will not be required to undertake an exchange of their Adept-California stock certificates for Adept-Delaware stock certificates. Each stock certificate representing issued and outstanding shares of Adept-California common stock continues to represent the same number of shares of

Adept-Delaware common stock. Adept-Delaware’s Certificate of Incorporation, as amended pursuant to a Certificate of Amendment of Certificate of Incorporation, Bylaws and specimen stock certificate, which documents are filed as exhibits 3.1, 3.2, 3.3 and 4.1 respectively to this Current Report on Form 8-K12G3, will now govern the rights of holders of what, prior to the reincorporation, was Adept-California’s common stock. After the reincorporation, Delaware corporate law is generally applicable in the determination of the rights of stockholders under state corporate laws. The reincorporation did not result in any change in the name, business, management, fiscal year, CUSIP number, assets or liabilities, or location of the principal facilities of Adept-California.

Adept-California’s common stock was registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). By virtue of the operation of Rule 12g-3 under the Exchange Act, the shares of Adept-Delaware common stock are deemed automatically registered under Section 12(g) of the Exchange Act; and Adept-Delaware will continue to be subject to the reporting requirements of Section 13 of the Exchange Act in the same manner as Adept-California had been subject to such requirements immediately prior to the reincorporation.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws.

(a) As disclosed in Adept’s Current Report on Form 8-K filed November 8, 2005, on November 3, 2005 at the 2005 Annual Meeting, the shareholders approved a proposal providing for the increase of the number of shares of authorized capital stock of Adept from 15,000,000 to 20,000,000, increasing the authorized number of shares of common stock from 14,000,000 to 19,000,000. Pursuant to the terms of that proposal, prior to the consummation of the reincorporation of Adept in Delaware, the Certificate of Incorporation of Adept-Delaware was amended on November 4, 2005 to increase the number of shares of authorized capital stock of Adept-Delaware from 200 to 20,000,000, consisting of 19,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Item 8.01.	Other Events.

Reincorporation in Delaware

On November 4, 2005, Adept Technology, Inc., a California corporation (“Adept-California”), completed a reincorporation in Delaware through the merger of Adept-California with and into its wholly-owned subsidiary, Adept Technology, Inc., a Delaware corporation (“Adept-Delaware”). As of the effective date of the merger, Adept-California ceased to exist.

The reincorporation effects a change in the legal domicile of Adept-California. The reincorporation will not result in any significant change in Adept-California’s business, management, employees, fiscal year, assets or liabilities, will not cause the principal executive offices or other facilities of Adept-California to be moved, and will not result in any relocation of management or other employees. As disclosed in Adept’s Current Report on Form 8-K filed November 8, 2005, the holders of a majority of the outstanding shares of common stock of Adept-California approved the reincorporation on November 3, 2005 at the 2005 Annual Meeting.

As a result of the merger, each share of Adept-California’s common stock, no par value per share, was automatically converted into one share of Adept-Delaware’s common stock, par value $0.001 per share, and each previously issued and outstanding share of Adept-Delaware common stock was cancelled. IT IS NOT NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF ADEPT-DELAWARE.

Description of Capital Stock

Adept-Delaware is authorized to issue 19,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of November 9, 2005, there were approximately 6,176,573 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Each share of common stock entitles its record holder to one vote on all matters to be voted on by the stockholders of Adept-Delaware. Except as otherwise provided by law, actions by the stockholders of Adept-Delaware may be approved by a majority vote of the stockholders present at a duly called meeting of the stockholders at which a quorum is present, provided that the amendment of the Bylaws of Adept-Delaware requires the affirmative vote or written consent of a majority of the outstanding shares of stock entitled to vote generally in the election of directors. The Board of Directors Adept-Delaware consists of five directors, all of whom are elected annually at the annual meeting of stockholders, and is not classified. At all meetings of stockholders for the election of directors, a plurality of the votes cast is sufficient to elect. No provision of Adept-Delaware’s Certificate of Incorporation or Bylaws provides for cumulative voting in the case of the election of directors or on any other matter.

Each holder of common stock of Adept-Delaware is entitled to share pro rata in any dividends paid on the common stock in funds legally available for that purpose, when, as and if declared by the Board of Directors of Adept-Delaware in its discretion. The shares of common stock of Adept-Delaware have no preferred dividend rights or any conversion, redemption or other rights, or any rights to payment from any sinking or similar fund. The shares of common stock also do not have any preemptive, subscription or other similar rights. There are no restraints in the Certificate of Incorporation or Bylaws of Adept-Delaware on the right of holders of shares of common stock to sell or otherwise alienate their shares of stock in Adept-Delaware. There are no provisions in the Certificate of Incorporation or Bylaws of Adept-Delaware providing for any calls or assessments against holders of shares of common stock or discriminating against any existing or prospective holder of shares of common stock as a result of such security holder owning a substantial amount of securities. Upon liquidation, dissolution or winding up of Adept-Delaware, each holder of shares of common stock will be entitled to receive a pro rata share of the assets of Adept-Delaware, after payment of all Adept-Delaware’s debts and liabilities and subject to any applicable liquidation or other payments owed to preferred shareholders.

Adept-Delaware common stock is currently traded on the Over-the-Counter Bulletin Board (OTCBB) under the trading symbol “ADEO”. Adept has received notification from NASDAQ that Adept’s application for the quotation of its common stock on the NASDAQ National Market System has been approved. Adept expects that its common stock to commence trading on the NASDAQ National Market System beginning on November 15, 2005 under the symbol “ADEP”. The transfer agent for Adept-Delaware’s common stock is Mellon Investor Services LLC.

Preferred Stock

The shares of preferred stock of Adept-Delaware are not designated by series, and there are no currently outstanding shares of preferred stock. Adept-Delaware may issue preferred stock from time to time in one or more series. The Board of Directors is authorized, without the approval of existing stockholders, to determine or alter the rights, preferences, privileges and restrictions (including voting rights, liquidation preferences, dividend rights, conversion rights, redemption rights and sinking-fund provisions) granted to or imposed upon any wholly unissued series of preferred stock and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. The Board of Directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Adept-Delaware common stock. In addition, the issuance of preferred stock may have the effect of making removal of management more difficult, and delaying, deferring or preventing a change in control of Adept-Delaware. Adept-Delaware has no current plans to issue any shares of its preferred stock.

Anti-Takeover Provisions

Adept-Delaware, as discussed in the preceding paragraph, may issue preferred stock from time to time in one or more series, subject to certain authority held by the Board of Directors, including the authority to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock. The issuance of preferred stock may have the effect of making removal of management more difficult and delaying, deferring or preventing a change in control of Adept-Delaware.

Adept-Delaware is subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, consolidations, asset sales and other transactions involving Adept-Delaware and an interested stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of

Adept-Delaware voting stock. Section 203 could discourage certain potential acquirors unwilling to comply with its provisions.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

2.1	Agreement and Plan of Merger dated November 4, 2005 between Adept- Delaware and Adept-California.

3.1	Certificate of Incorporation of Adept-Delaware, as filed with the Delaware Secretary of State on August 17, 2005.

3.2	Certificate of Amendment of Certificate of Incorporation of Adept-Delaware, as filed with the Delaware Secretary of State on November 4, 2005.

3.3	Bylaws of Adept-Delaware, as adopted on August 18, 2005.

4.1	Specimen Common Stock Certificate of Adept-Delaware.

10.1	Form of Indemnification Agreement between Adept-Delaware and its directors and executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date: November 10, 2005	By:	/s/ Robert R. Strickland
Robert R. Strickland Chief Financial Officer